Exhibit 3.1

Ministry of Public and
Business Service Delivery
Ministère des Services au public et
aux entreprises

Certificate of Continuance	Certificat de maintien

Business Corporations Act	Loi sur les sociétés par actions

OXUS ACQUISITION CORP.
Corporation Name / Dénomination sociale

1000789352
Ontario Corporation Number / Numéro de société de l’Ontario

This is to certify that these articles are effective on	La présente vise à attester que ces statuts entreront en vigueur le

February 06, 2024 / 06 février 2024

Director / Directeur
Business Corporations Act / Loi sur les sociétés par actions

The Certificate of Continuance is not complete without the Articles of Continuance	Le certificat de maintien n’est pas complet s’il ne contient pas les statuts de maintien

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.	Copie certifiée conforme du dossier du ministère des Services au public et aux entreprises.

Director/Registrar	Directeur ou registrateur

BCA - Articles of Continuance - OXUS ACQUISITION CORP. - OCN:1000789352 - February 06, 2024

Ministry of Public and Business Service Delivery

Articles of Continuance

Business Corporations Act

1. Corporation Name

OXUS ACQUISITION CORP.

2. Date of Incorporation/Amalgamation

February 03, 2021

3. Name of jurisdiction the corporation is leaving

Cayman Islands

4. The continuance was authorized by home jurisdiction on

January 31, 2024

5. The corporation is continued in Ontario under the name

OXUS ACQUISITION CORP.

6. Registered Office Address

79 Wellington Street West, 3000, Toronto, Ontario, Canada, M5K 1N2

7. Number of Directors

Minimum/Maximum	Min 3 / Max 10

The endorsed Articles of Continuance are not complete without the Certificate of Continuance.

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

,

Director/Registrar, Ministry of Public and Business Service Delivery

BCA - Articles of Continuance - OXUS ACQUISITION CORP. - OCN:1000789352 - February 06, 2024

8. The director(s) is/are:

Full Name	CHRISTOPHE CHARLIER
79 Wellington Street West, 3000, Toronto, Ontario, Canada, M5K
Address for Service	1N2

Full Name	SHIV VIKRAM KHEMKA
79 Wellington Street West, 3000, Toronto, Ontario, Canada, M5K
Address for Service	1N2

Full Name	KANAT MYNZHANOV
79 Wellington Street West, 3000, Toronto, Ontario, Canada, M5K
Address for Service	1N2

Full Name	KENGES RAKISHEV
79 Wellington Street West, 3000, Toronto, Ontario, Canada, M5K
Address for Service	1N2

Full Name	KARIM ZAHMOUL
79 Wellington Street West, 3000, Toronto, Ontario, Canada, M5K
Address for Service	1N2

9. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. If none, enter “None”:

None

10. The classes and any maximum number of shares that the corporation is authorized to issue:

The Corporation is authorized to issue First Preferred Shares, issuable in series, to be limited in number to an amount equal to not more than 20% of the number of issued and outstanding Common Shares at the time of issuance of any First Preferred Shares, and an unlimited number of Common Shares.

11. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors’ authority with respect to any class of shares which may be issued in series. If there is only one class of shares, enter “Not Applicable”:

COMMON SHARES

The rights, privileges, restrictions and conditions attaching to the Common Shares shall be as follows:

1.	Voting

The endorsed Articles of Continuance are not complete without the Certificate of Continuance.

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

,
Director/Registrar, Ministry of Public and Business Service Delivery

BCA - Articles of Continuance - OXUS ACQUISITION CORP. - OCN:1000789352 - February 06, 2024

The holders of the Common Shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation, except meetings at which only holders of a different class or series of shares of the Corporation are entitled to vote, and shall be entitled to one vote for each Common Share.

2. Dividends

Subject to the prior rights and privileges attached to any other class or series of shares of the Corporation, the holders of the Common Shares shall be entitled to receive dividends at such times and in such amounts as the directors of the Corporation may in their discretion from time to time declare.

3. Liquidation

Subject to the prior rights and privileges attached to any other class or series of shares of the Corporation, upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or any other distribution of its assets among its share-holders for the purpose of winding up its affairs (such event referred to herein as a “Distribution”), each holder of Common Shares shall have the right to receive, in cash or other assets, for each Common Share held, from out of (but only to the extent of) the remaining property of the Corporation legally available for distribution to shareholders, its pro rata share of such remain-ing property based on the number of Common Shares held thereby, and shall rank equally with all holders of Common Shares with respect to such Distribution.

FIRST PREFERRED SHARES

The rights, privileges, restrictions and conditions attaching to the First Preferred Shares, as a class, shall be as follows:

1. Issuance in Series

(a)  Subject to the filing of Articles of Amendment in accordance with the Business Corporations Act (Ontario) (the “Act”), the Board of Directors may at any time and from time to time issue the First Preferred Shares in one or more series, each series to consist of such number of shares as may, before the issuance thereof, be determined by the Board of Directors.

(b)  Subject to the filing of Articles of Amendment in accordance with the Act and the provisions, the Board of Directors may from time to time fix, before issuance, the designation, rights, privileges, restrictions and conditions attaching to each series of First Preferred Shares including, without limiting the generality of the foregoing, the amount, if any, specified as being payable prefer-entially to such series on a Distribution; the extent, if any, of further participation on a Distribution; voting rights, if any; and di-vidend rights (including whether such dividends be preferential, or cumulative or non_cumulative), if any.

2. Dividends

The holders of each series of First Preferred Shares shall be entitled, in priority to holders of Common Shares and any other shares of the Corporation ranking junior to the First Preferred Shares from time to time with respect to the payment of di-vidends, to be paid rateably with holders of each other series of First Preferred Shares, the amount of accumulated dividends, if any, specified as being payable preferentially to the holders of such series.

3. Liquidation

In the event of a Distribution, holders of each series of First Preferred Shares shall be entitled, in priority to holders of Common Shares and any other shares of the Corporation ranking junior to the First Preferred Shares from time to time with respect to payment on a Distribution, to be paid rateably with holders of each other series of First Preferred Shares the amount, if any, spe-cified as being payable preferentially to the holders of such series on a Distribution.

12.  The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows. If none, enter “None”:

None

The endorsed Articles of Continuance are not complete without the Certificate of Continuance.

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

,
Director/Registrar, Ministry of Public and Business Service Delivery

BCA - Articles of Continuance - OXUS ACQUISITION CORP. - OCN:1000789352 - February 06, 2024

13. Other provisions

None

14.  The corporation is to be continued under the Business Corporations Act to the same extent as if it had been incorporated under this Act.

15. The corporation has complied with subsection 180(3) of the Business Corporations Act.

The articles have been properly executed by the required person(s).

The endorsed Articles of Continuance are not complete without the Certificate of Continuance.

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

,
Director/Registrar, Ministry of Public and Business Service Delivery

BCA - Articles of Continuance - OXUS ACQUISITION CORP. - OCN:1000789352 - February 06, 2024

Supporting Document -Constating Document from Governing Jurisdiction

The endorsed Articles of Continuance are not complete without the Certificate of Continuance.

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

,
Director/Registrar, Ministry of Public and Business Service Delivery

BCA - Articles of Continuance - OXUS ACQUISITION CORP. - OCN:1000789352 - February 06, 2024

Supporting Information - Nuans Report Information

Nuans Report Reference #	122060772
Nuans Report Date	November 13, 2023

The endorsed Articles of Continuance are not complete without the Certificate of Continuance.

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

,
Director/Registrar, Ministry of Public and Business Service Delivery